UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2009

Global Entertainment Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49679	93-1221399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2375 E. Tropicana Avenue, Suite 8-259, Las Vegas, NV 89119
(Address of Principal Executive Office) (Zip Code)

(702) 516-9684
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4.                         MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLTED INTERIM REVIEW.

(a)           On August 17, 2009, the Company was notified by the Securities and Exchange Commission that the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of Lawrence Scharfman & Co., CPA, P.C.. (“Scharfman”), its independent accountants.

As Scharfman is no longer registered with the PCAOB, the Company may not include its audit reports or consents in our future filings with the SEC.  The Company is in the process of identifying a PCAOB – registered accounting firm to be engaged to reaudit the Company’s financial statements for the 2008 fiscal year and to audit its financial statements for the 2009 fiscal year.

The Company engaged the accounting firm of Larry O’Donnell, CPA. P.C. to review its most recently filed Form 10-Q for the quarter ended June 30, 2009.

(b)           The Company has provided a copy of this disclosure to Scharfman and has asked that they provide a letter addressed to the Commission stating whether they agree with the statements made by the Company in response to this Item 4.02, and if they do not, stating the respects in which it does not agree.  A copy of the response letter is attached hereto as an Exhibit.

ITEM 9.01.                            FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements

Not applicable.

(b)           Pro Forma Financial Information

Not applicable.

(c)           Exhibits:

1.           SEC letter to the Company

2.           Lawrence Scharfman & Co., CPA, P.C. response letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENTERTAINMENT HOLDINGS, INC.
(Registrant)

Date: August 21, 2009	By:	/s/ GARY RASMUSSEN
Gary Rasmussen
Chief Executive Officer